Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this proxy statement.

The following unaudited pro forma condensed combined financial statements of SRAC and Momentus present the combination of the financial information of SRAC and Momentus adjusted to give effect to the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”, which is herein referred to as Article 11.

Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). SRAC has elected not to present Management’s Adjustments and has only presented Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines the historical balance sheet of SRAC and the historical balance sheet of Momentus on a pro forma basis as if the Business Combination had been consummated on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 combine the historical statements of operations of SRAC and Momentus on a pro forma basis as if the Business Combination had been consummated on January 1, 2020, the beginning of the earliest period presented. The Business Combination is summarized below as:

●	the merger of First Merger Sub with and into Momentus, with Momentus surviving the merger as a wholly-owned subsidiary of SRAC (the “First Merger”);

●	immediately following the consummation of the First Merger, the merger of Momentus with Second Merger Sub, with Second Merger Sub surviving the merger as a wholly owned subsidiary of SRAC (the “Second Merger” and, together with the First Merger, the “Mergers”);

●	on the Closing Date, SRAC shall repay the outstanding loans payable;

●	immediately prior to the consummation of the Mergers, the issuance and sale of 11,000,000 shares of Combined Company Class A Common Stock and 11,000,000 “Post IPO Warrants” (as defined in the Warrant Agreement) (collectively, the “PIPE Units”) for a purchase price of $10.00 per PIPE Unit and an aggregate purchase price of $110.0 million in the PIPE Financing pursuant to the Subscription Agreements;

●	1,437,500 shares of SRAC Class B common stock owned by the Sponsor are subject to forfeiture immediately prior to the Closing if the amount in the Trust Account (for the avoidance of doubt, prior to giving effect to any redemptions by SRAC’s stockholders and the payment of any transaction costs by SRAC) less the aggregate amount of cash proceeds that are required to satisfy any redemptions by SRAC’s stockholder is less than $100,000,000. No pro forma adjustments have been made for the potential forfeiture as the remaining Trust Account less the aggregate amount of cash proceeds that are required to satisfy redemptions by SRAC’s stockholder exceeded $100,000,000 after giving effect to actual redemptions;

●	pursuant to the Repurchase Agreements, Momentus repurchased 70,000,000 shares of Momentus’ Class B common stock, 20,000,000 shares of Momentus’ FF Preferred Stock, and 13,759,298 shares of Momentus’ Series Seed Preferred Stock and the cancellation of stock options to purchase 5,078,750 shares of Momentus’ Class A common stock in exchange for $3 from certain shareholders. Upon the consummation of the Business Combination, the Repurchase Agreements require payment to former shareholders of $40.0 million if total aggregate cash proceeds are at least $100.0 million and an additional $10.0 million if total aggregate cash proceeds are at least $250.0 million. As total aggregate cash proceeds were less than $250.0 million, $40.0 million was paid to the former shareholders at Closing. ;

●	pursuant to the Mergers, (i) the conversion of all the outstanding shares of capital stock of Momentus (including any shares subject to reacquisition rights) and its outstanding SAFE notes into Combined Company Class A Common Stock, (ii) the conversion of all Momentus stock options (other than any non-plan options) and warrants that are outstanding and unexercised as of immediately prior to the Effective Time into stock options and warrants, respectively, to acquire an adjusted number of shares of Combined Company Class A common stock at an adjusted exercise price per share and (iii) the cancellation of each Momentus non-plan option that is outstanding and unexercised immediately prior to the Effective Time for no consideration, with the sum of (x) such Combined Company Class A common stock to be issued and (y) the Combined Company Class A common stock underlying such Rollover Options and Assumed Warrants, to totalled 55,902,776 shares (it being noted that such number is an estimate and subject to certain customary adjustments set forth in the Merger Agreement, as amended on June 29, 2021, and as a result of which, such number of shares will not be definitely known until the Closing);

At Closing, a Momentus $1.5 million note payable associated with transaction costs was repaid, with an associated $0.3 million of restricted cash released from its restrictions.

Notwithstanding the legal form of the Business Combination pursuant to the Merger Agreement as amended on June 29, 2021, the Business Combination is expected to be accounted for as a reverse recapitalization in accordance with the United States generally accepted accounting principles (“GAAP”). Under this method of accounting, SRAC is treated as the acquired company and Momentus is treated as the acquirer for financial statement reporting purposes. Momentus has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances that are expected to be in place when the closing of the Business Combination becomes effective:

●	Momentus’ existing stockholders will have the greater voting interest in the Combined Company with an estimated 63.2% voting interest under a No Redemption Scenario as of immediately following the Closing;

●	by virtue of such estimated voting interest upon the Closing, Momentus’ existing stockholders will have the ability to control decisions regarding the election and removal of directors and officers of the Combined Company following the Closing; and

●	Momentus’ senior management will be the senior management of the Combined Company.

Other factors were considered but they would not change the preponderance of factors indicating that Momentus was the accounting acquirer.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial statements;

●	the historical audited consolidated financial statements (as restated) of SRAC as of and for the year ended December 31, 2020 and the related notes, which are included elsewhere in the proxy statement/consent solicitation statement/prospectus filed with the Securities and Exchange Commission (“SEC”) on July 21, 2021 (the “Proxy Statement”) and is incorporated herein by reference;

●	the historical unaudited financial statements of SRAC as of and for the six months ended June 30, 2021 and the related notes, which are included on Form 10-Q filed with the SEC on August 11, 2021 (“Form 10-Q”) and is incorporated herein by reference;

●	the historical audited financial statements of Momentus as of and for the year ended December 31, 2020 and the related notes, which are included elsewhere in the Proxy Statement and is incorporated herein by reference;

●	the historical unaudited financial statements of Momentus as of and for the six months ended June 30, 2021 and the related notes, which is attached as an Exhibit to this filing; and

●	other information relating to SRAC and Momentus contained in the Proxy Statement, including the Merger Agreement and the description of certain terms thereof set forth in the section titled “The Business Combination and the Merger Agreement” and the risk factors set forth under the section titled “Risk Factors” beginning on page [46] of the Proxy Statement.

Pursuant to SRAC’s existing charter, public stockholders were offered the opportunity to redeem, with such redemption to occur upon the Closing, shares of SRAC’s Class A common stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account. The amount of cash available is sufficient to satisfy the minimum cash condition of $250.0 million in the Business Combination Agreement after giving effect for actual redemptions.

In connection with the closing of the Business Combination, 1,437,500 shares of Combined Company Class A common stock to be owned by the Sponsor upon conversion of the founder shares will be subject to forfeiture for no consideration if certain post-Closing share price targets are not satisfied within a five year period post Business Combination. No pro forma adjustments have been made for the potential forfeiture as the forfeiture is contingent upon future events not tied to the Closing.

In connection with the settlement order issued by the SEC on July 13, 2021,

●	250,000 founder shares (which shares would have converted to shares of Combined Company Class A common stock upon consummation of the Business Combination) owned by the Sponsor were relinquished for no consideration in July 2021. No pro forma adjustments have been made for the relinquishment as it is not contingent on future events tied to the Closing. However, due to the fact that this relinquishment occurred as of the date of this filing, the weighted average outstanding shares reflects this relinquishment.

●	Civil penalties in the amount of $7.0 million and $1.0 million were assessed to Momentus and SRAC, respectively. No pro forma adjustments have been made for the civil penalties as the penalties are not contingent on future events tied to the Closing.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the Combined Company following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2021

	Stable Road	Momentus	Pro Forma Adjustments	Notes	Pro Forma Combined
Assets

Current assets:
Cash and cash equivalents	$9,296	$31,152,364	$(40,000,000)	(1) b	$195,366,836
			172,749,491	(1) d
			(38,066,864)	(1) e
			105,600,000	(1) f
			(643,000)	(1) g
			(35,434,451)	(1) i
Restricted cash, current	-	1,400,000	(300,000)	(1) e	1,100,000
Prepaid expenses and other current assets	43,922	5,741,542	-		5,785,464
Prepaid income taxes	328,538	-	-		328,538

Total current assets	381,756	38,293,906	163,905,176		202,580,838

Property, machinery and equipment, net	-	4,787,679	-		4,787,679
Intangible assets, net	-	321,595	-		321,595
Operating right of use asset	-	8,156,424	-		8,156,424
Deferred offering costs	-	6,202,630	(6,202,630)	(1) e	-
Other non-current assets	-	2,265,000	-		2,265,000
Restricted cash, non-current	-	415,759	-		415,759
Cash and marketable securities held in Trust Account	172,749,491	-	(172,749,491)	(1) d	-

Total assets	$173,131,247	$60,442,993	$(15,046,945)		$218,527,295

Liabilities

Accounts payable and accrued expenses	9,180,583	8,429,482	(9,550,636)	(1) e	8,059,429
Loan payable, current	643,000	15,534,593	(1,500,000)	(1) e	14,034,593
			(643,000)	(1) g
Contract liabilities, current	-	1,464,200	-		1,464,200
Operating lease liability, current	-	1,009,827	-		1,009,827
Other current liabilities	-	2,279,115	-		2,279,115
Share repurchase liability, current	-	22,000,001	(22,000,001)	(1) b	-

Total current liabilities	9,823,583	50,717,218	(33,693,637)		26,847,164

Deferred underwriting fee payable	6,900,000	-	(6,900,000)	(1) e	-
Contract liabilities, non-current	-	1,610,740	-		1,610,740
Warrant liabilities	37,453,975	6,316,678	(6,316,678)	(1) a	67,923,975
			30,470,000	(1) f
SAFE notes	-	162,925,780	(162,925,780)	(1) c	-
Operating lease liability, non-current	-	7,767,283	-		7,767,283
Other non-current liabilities	-	5,431,665	-		5,431,665

Total liabilities	54,177,558	234,769,364	(179,366,095)		109,580,827

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET — (continued)
AS OF JUNE 30, 2021

	Stable Road	Momentus	Pro Forma Adjustments	Notes	Pro Forma Combined

Commitments

Class A common stock subject to possible redemption, 11,395,368 shares at $10.00 per share redemption value	113,953,680	-	(113,953,680)	(1) i	-

Stockholders’ equity (deficit)

Preferred stock	-	130	259	(1) a	-
			(389)	(1) c
Class A common stock. $0.0001 par value; 100,000,000 shares authorized; 6,379,970 shares issued and outstanding (excluding 11,395,368 shares subject to possible redemption)	638	-	786	(1) i	-
			(1,424)	(1) j
Class B common stock. $0.0001 par value; 10,000,000 shares authorized; 4,312,500 shares issued and outstanding	431	-	(431)	(1) j	-
Class A Common stock	-	19	4,541	(1) c	7,977
			1,100	(1) f
			1,855	(1) j
			462	(1) k
Additional paid-in capital	42,535,328	48,013,423	6,316,419	(1) a	349,278,433
			162,921,628	(1) c
			(26,618,858)	(1) e
			75,128,900	(1) f
			(37,536,388)	(1) h
			78,518,443	(1) i
			(462)	(1) k
Treasury stock	-	(21,999,900)	(17,999,999)	(1) b	(39,999,899)
Retained earnings (accumulated deficit)	(37,536,388)	(200,340,043)	37,536,388	(1) h	(200,340,043)

Total stockholders’ equity (deficit)	5,000,009	(174,326,371)	278,272,830		108,946,468

Total liabilities and stockholders’ equity	$173,131,247	$60,442,993	$(15,046,945)		$218,527,295

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020

	Stable Road	Momentus	Pro Forma Adjustments	Notes	Pro Forma Combined

Net Sales	$-	$365,000	$-		$365,000
Cost of revenues	-	367,622	-		367,622
Gross profit (loss)	-	(2,622)	-		(2,622)
Operating Expenses
Research and development expenses	-	(22,718,272)	-		(22,718,272)
Selling, general and administrative expenses	(3,720,975)	(11,945,124)	-		(15,666,099)
Total operating expenses	(3,720,975)	(34,663,396)	-		(38,384,371)

Loss from operations	(3,720,975)	(34,666,018)	-		(38,386,993)
Other income (expense)
Interest income	-	7,395	-		7,395
Interest expense		(469,722)	-		(469,722)
Change in fair value of SAFE notes	-	(267,289,663)	267,289,663	(2) a	-
Change in fair value of warrants	(40,220,713)	(3,176,770)	3,176,770	(2) a	(40,220,713)
Realized loss on disposal of asset	-	(482,204)	-		(482,204)
Other income (expense)	-	(949,363)	-		(949,363)
Investment income from investments held in Trust Account	1,134,391	-	(1,134,391)	(2) b	-

Total other income (expense)	(39,086,322)	(272,360,327)	269,332,042		(42,114,607)

(Loss) income before income taxes	(42,807,297)	(307,026,345)	269,332,042		(80,501,600)

(Provision) benefit for income taxes	(178,866)	(800)	317,629	(2) c	137,963

Net (loss) income	$(42,986,163)	$(307,027,145)	$269,649,671		$(80,363,637)

Weighted average shares outstanding:
Basic and diluted			79,772,295	(2) d	79,772,295
Net loss per share attributable to common stockholders
Basic and diluted					$(1.01)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2021

	Stable Road	Momentus	Pro Forma Adjustments	Notes	Pro Forma Combined

Net Sales	$-	$130,000	$-		$130,000
Cost of revenues	-	48,400	-		48,400
Gross profit (loss)	-	81,600	-		81,600
Operating Expenses
Research and development expenses	-	(30,700,331)	-		(30,700,331)
Selling, general and administrative expenses	(6,765,619)	(23,744,364)	-		(30,509,983)
Total operating expenses	(6,765,619)	(54,444,695)	-		(61,210,314)

Loss from operations	(6,765,619)	(54,363,095)	-		(61,128,714)
Other income (expense)
Interest income	-	1,988	-		1,988
Interest expense	-	(4,357,133)	-		(4,357,133)
Change in fair value of SAFE notes	-	182,366,571	(182,366,571)	(2) a	-
Change in fair value of warrants	10,623,913	12,537,046	(12,537,046)	(2) a	10,623,913
Other income (expense)	-	(186,619)	-		(186,619)
SEC settlement	(1,000,000)	(7,000,000)	-		(8,000,000)
Interest earned on marketable securities held in Trust Account	23,357	-	(23,357)	(2) b	-

Total other income (expense)	9,647,270	183,361,853	(194,926,974)		(1,917,851)

Income (loss) before income taxes	2,881,651	128,998,758	(194,926,974)		(63,046,565)

(Provision) benefit for income taxes	-	(800)	-		(800)

Net income (loss)	$2,881,651	$128,997,958	$(194,926,974)		$(63,047,365)

Weighted average shares outstanding:
Basic and diluted			79,772,295	(2) d	79,772,295
Net loss per share attributable to common stockholders
Basic and diluted					$(0.79)

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Presentation

The Business Combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, SRAC is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Momentus issuing stock for the net assets of SRAC, accompanied by a recapitalization. The net assets of SRAC are stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 gives pro forma effect to the Business Combination as if it had been consummated on June 30, 2021. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and the year ended December 31, 2020, give pro forma effect to the Business Combination as if it had been consummated on January 1, 2020.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

●	SRAC’s unaudited condensed consolidated balance sheet as of June 30, 2021 and the related notes, which is included in Form 10-Q and incorporated herein by reference; and

●	Momentus’ unaudited condensed balance sheet as of June 30, 2021 and the related notes, which is attached as an Exhibit to this filing and incorporated herein by reference.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

●	SRAC’s audited consolidated statement of operations for the year ended December 31, 2020 and the related notes, which is included elsewhere in the Proxy Statement and incorporated herein by reference; and

●	Momentus’ audited statement of operations for the year ended December 31, 2020 and the related notes, which is included elsewhere in the Proxy Statement and incorporated herein by reference.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

●	SRAC’s unaudited condensed consolidated statement of operations for the year ended June 30, 2021 and the related notes, which is included in Form 10-Q and incorporated herein by reference; and

●	Momentus’ unaudited condensed statement of operations for the year ended June 30, 2021 and the related notes, which is attached as an Exhibit to this filing.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination as the Company did not reflect any Management Adjustments under the new Article 11 pro forma rules and regulations. The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of SRAC and Momentus.

2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). SRAC has elected not to present Management’s Adjustments and has only presented Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information. SRAC and Momentus have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:

(1)	Represents pro forma adjustments to the condensed combined balance sheet:

a.	Reflects the pro forma adjustment to change the classification of the Momentus warrant from liability to equity resulting in the elimination of the Momentus warrant liability.

b.	Reflects a pro forma adjustment for the repurchase of Momentus capital stock subject to the Repurchase Agreements for $40.0 million.

c.	Reflects the exercise of all Momentus Series A warrants and the conversion of all Momentus capital stock and SAFE notes (utilizing the estimated fair value as of June 30, 2021) into Combined Company Class A common stock.

d.	Reflects the reclassification of cash and investments held in the Trust Account that becomes available following the Business Combination.

e.	Represents estimated transaction costs of approximately $38.4 million incurred in connection with the Business Combination, including approximately $6.9 million payable for deferred transactions costs related to the SRAC IPO payable at Closing, as well as $31.5 million payable in connection with the Closing. The deferred transaction costs related to the SRAC IPO did not require adjustment as the amount in the Trust Account less the aggregate amount of cash proceeds that are required to satisfy actual redemptions by SRAC’s stockholder exceeded $125.0 million. Transaction costs include legal, financial advisory and other professional fees related to the Business Combination. In connection with the reverse recapitalization treatment, these transaction costs are recorded as reductions to additional paid-in capital. This adjustment includes the reclassification of $6.2 million of deferred transaction costs incurred by Momentus, the payment of a $1.5 million Momentus note payable related to transaction costs, and the payment of $7.6 million of transaction costs accrued by SRAC, for advisory, banking, legal and accounting fees that are not able to be capitalized as part of the business combination transaction and are reflected as a reduction of additional paid-in capital since those amounts are direct and incremental costs associated with obtaining the capital infusion from SRAC. Additionally, $0.3 million was reclassified from restricted cash to cash and cash equivalents at Closing. The Company is currently estimating the allocation of transaction cost to liability classified instruments originated in the transaction. At this point the Company has recognized all transaction costs in additional paid in capital. The evaluation and finalization of accounting conclusions and related estimate regarding the classification are ongoing and subject to change.

f.	Reflects the net proceeds of $105.6 million ($110.0 million gross less $4.4 million in fees) from the issuance and sale of 11,000,000 PIPE Units at $10.00 per PIPE Unit in the PIPE Financing pursuant to the Subscription Agreements.

g.	Reflects a pro forma adjustment for the repayment of SRAC’s loans payable per the terms of the Promissory Notes.

h.	Reflects the elimination of historical retained earnings of SRAC.

i.	Reflects actual redemptions, in which 3,535,081 shares of SRAC’s Class A common stock subject to possible redemption were redeemed for an aggregate payment of approximately $35.4 million (based on the estimated per share redemption price of approximately $10.02366016 per share). The remaining 7,860,287 shares that were not redeemed were transferred to permanent equity.

j.	Represents the conversion of all outstanding SRAC’s Class A and Class B common stock into Combined Company Class A common stock pursuant to the Merger Agreement.

k.	Reflects an adjustment to increase the par value of Momentus common stock that was exchanged for shares of the Combined Company’s Class A common stock to $0.0001 from the historical par value of Momentus common stock of $0.000001.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

(2)	The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the six months ended June 30, 2021 are as follows:

a.	Represents pro forma adjustment to eliminate the change in fair value of SAFE notes that would be converted into Combined Company Class A common stock and the change in fair value of the warrant as the classification would change from liability to equity that would not be incurred if the Business Combination was consummated on January 1, 2020.

b.	Represents pro forma adjustment to eliminate investment income related to the investment held in the Trust Account of SRAC that would not be earned if the Business Combination was consummated on January 1, 2020.

c.	Represents the elimination of income tax expense related to investment income held in the Trust Account because this income tax expense would not be incurred if the Business Combination was consummated on January 1, 2020.

d.	Represents the weighted average shares outstanding due to the issuance of Combined Company Class A common stock (and redemptions in the Maximum Redemption Scenario) in connection with the Business Combination.

3. Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

Weighted average shares calculation, basic and diluted
Public shares and Founder Shares	18,352,757
Shares issued in Business Combination	50,419,538
PIPE Shares	11,000,000
Weighted average shares outstanding	79,772,295

The following potential outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive.

SRAC – public and private placement warrants	7,120,129
SRAC – Post IPO Warrants (PIPE Warrants)	11,000,000
Momentus – warrants	308,569
Momentus – stock options	5,174,669
23,603,367